Exhibit 99.2

Corn Products International, Inc.

5 Westbrook Corporate Center

Westchester, IL 60154

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:
	Investors:	John Barry, (708) 551-2592
	Media:	Mark Lindley, (708) 551-2602

CORN PRODUCTS INTERNATIONAL

COMPLETES ACQUISITION OF NATIONAL STARCH

WESTCHESTER, Ill., October 1, 2010 — Corn Products International (NYSE:  CPO), a leading global provider of agriculturally derived ingredient solutions to diversified industries, today announced that it has completed its acquisition of National Starch, the specialty starches business of AkzoNobel N.V.

“This is an important step forward for both Corn Products and National Starch, and a tremendous opportunity for our investors, customers, suppliers and employees around the world,” said Ilene Gordon, Chairman, President and Chief Executive Officer of Corn Products International.  “Today, we go to market with a broader portfolio of products, enhanced geographic reach, and the ability to partner with our customers on customized and innovative solutions.  This makes Corn Products International a stronger, more diversified player in the ingredient arena.  We can offer our customers a broad range of value-added ingredient solutions for a variety of their evolving needs.”

The combined company currently employs approximately 10,000 people in North America, South America, Europe, the Middle East, Africa and Asia-Pacific.  It operates 37 manufacturing facilities in 15 countries; has sales offices in 29 countries, and has research and ingredient development centers in key global markets.

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“National Starch is an exceptional company,” Gordon said.  “It has a strong track record of developing new, innovative ingredients, and its skilled, experienced employees share Corn Products’ goals and values.  We believe that, in every way, this is an ideal fit for Corn Products.

“As we integrate these two historic companies, we are committed to bringing together the best of what each has to offer in order to build the finest ingredient solutions provider in our industry.”

ABOUT THE COMPANY:

Corn Products International is one of the world’s largest suppliers of high-quality food ingredients and industrial products derived from the wet milling and processing of starch-based materials. The Company, headquartered in Westchester, Ill., is a leading worldwide producer of dextrose and a major regional producer of starches, sweeteners and other ingredients.

Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. These statements include, among other things, any predictions regarding the Company’s prospects or future financial condition, earnings, revenues, expenses or other financial items, any statements concerning the Company’s prospects or future operations, including management’s plans or strategies and objectives therefor, expectations regarding the proposed acquisition, including synergies, time of closing, accretion and credit ratings, and any assumptions, expectations or beliefs underlying the foregoing. These statements can sometimes be identified by the use of forward looking words such as “may,” “should,” “will,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this news release or referred to in this news release are “forward-looking statements.” These statements are based on current expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of the global economic recession and its impact on our sales volumes and pricing of our products, our ability to collect our receivables from customers and our ability to raise funds at reasonable rates; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets and prices for our co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; continued volatility and turmoil in the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and/or sell our products; future financial performance of major industries which we serve, including, without limitation, the food and beverage, pharmaceuticals, paper, corrugated, textile and brewing industries; energy costs and availability, freight and shipping costs, changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; boiler reliability; our ability to effectively integrate acquired businesses; labor disputes; genetic and biotechnology issues; changing consumption preferences and trends; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism. Factors relating to the pending acquisition that could cause actual results and developments to differ from expectations include: the anticipated benefits of the pending acquisition, including synergies, may not be realized; the integration of National Starch’s operations with those of Corn Products may be materially delayed or may be more costly or difficult than expected, and we may be unable to maintain our current credit ratings.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports on Forms 10-Q or 8-K .

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